Exhibit 10.3

AMENDED AND RESTATED PERFORMANCE GUARANTY
This AMENDED AND RESTATED PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of May 5, 2017, is made by Owens corning, a Delaware corporation (the “Performance Guarantor”), in favor of PNC Bank, National Association (“PNC”), as administrator (together with its successors and assigns in such capacity, the “Administrator”), for the benefit of itself, the Purchasers, the Purchaser Agents and their respective successors and assigns under the Receivables Purchase Agreement (as defined below). Capitalized terms used, but not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Purchase Agreement referred to below or, if not defined therein, the respective meanings assigned thereto in the Sale Agreement referred to below.
PRELIMINARY STATEMENTS:
(1)    Owens Corning Sales, LLC, a Delaware limited liability company (“OC Sales”), and Owens Corning Receivables LLC, a Delaware limited liability company (the “SPV”), have entered into that certain Purchase and Sale Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), pursuant to which OC Sales is selling and contributing to, and will from time to time hereafter sell and contribute, to the SPV, Receivables and Related Rights.
(2)    Concurrently herewith, the SPV, as Seller, OC Sales, as initial Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, the Administrator and PNC Capital Markets LLC, as Structuring Agent, are entering into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which (i) the Purchasers will from time to time make purchases of, and reinvestments in, Receivables and Related Security, (ii) the LC Banks will issue Letters of Credit to the SPV or its designees, (iii) the SPV has granted a security interest in the Pool Receivables and Related Security to the Administrator for the benefit of itself, the Purchasers, the Purchaser Agents and their respective successors and assigns, (iv) the SPV has assigned to the Administrator (for the benefit of itself, the Purchaser Agents and the Purchasers) all of the SPV’s rights, interests and claims under the Sale Agreement, and (v) OC Sales will service the Pool Receivables.
(3)    The Performance Guarantor is the direct owner of 100% of the outstanding membership interests and other equity interests of OC Sales. OC Sales is the direct owner of, and through its ownership of OC Sales, the Performance Guarantor is the indirect owner of, 100% of the outstanding membership interests and other equity interests of the SPV.
(4)    The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the Receivables Purchase Agreement.
(5)    The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) OC Sales’ sales and contributions to the SPV from time to time under the Sale Agreement, (ii) OC Sales’ servicing of the Pool Receivables under the Receivables Purchase Agreement and (iii) the financial accommodations made by the Purchasers to the SPV from time to time under the Receivables Purchase Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:
SECTION 1.Unconditional Undertaking; Enforcement. The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrator (including, without limitation, as assignee of the SPV’s rights, interests and claims under the Sale Agreement), the Purchasers and the Purchaser Agents the due and punctual performance and observance by OC Sales (or any of its successors and assigns) of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of OC Sales to be performed or observed by the it under the Sale Agreement, the Receivables Purchase Agreement and each of the other Transaction Documents to which OC Sales is a party, including, without limitation, any agreement or obligation of OC Sales to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document, in each case on and subject to the conditions set forth in the applicable Transaction Documents as the same shall be amended or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of OC Sales to be paid, performed or observed by it being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if OC Sales shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed the Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to perform or to observe any Guaranteed Obligation that the Administrator, any Purchaser, any Purchaser Agent, the SPV or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, OC Sales, the SPV or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, OC Sales, the SPV or any of their respective successors and assigns in respect thereof. The Administrator (on behalf of the Purchasers, the Purchaser Agents and their successors and assigns) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrator, any Purchaser Agent or any Purchaser may have against OC Sales, the SPV, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. For the sake of clarity, it is expressly acknowledged that the Guaranteed Obligations do not include any recourse for non-payment or late payment of the Pool Receivables due solely to the bankruptcy, insolvency or lack of creditworthiness of the related Obligor or for which payment of any Guaranteed Obligations would otherwise constitute recourse to the Performance Guarantor or OC Sales for uncollectible Pool Receivables.

SECTION 2.Validity of Obligations. (a) The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be absolute and unconditional, irrespective of (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Guaranteed Obligations, (ii) the absence of any attempt by the Administrator, any Purchaser Agent, any Purchaser or the SPV to collect any Receivables, or to obtain performance or observance of the Guaranteed Obligations from OC Sales or any other Person, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrator, any Purchaser Agent, any Purchaser or the SPV with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term of any of the Guaranteed Obligations, or rights of the Administrator, any Purchaser Agent, any Purchaser or the SPV with respect thereto, (vi) the failure by the Administrator, any Purchaser Agent, any Purchaser or the SPV to take any steps to perfect and maintain perfected its interest in any Receivable or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any authorization or approval from or other action by or to notify or file with, any governmental authority or regulatory body required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a default available to, or a discharge of OC Sales, the SPV or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of collateral or any other assets of OC Sales or the SPV, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, and (x) any change, restructuring or termination of the corporate structure or existence of OC Sales, the SPV, the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, OC Sales, the SPV or any of their assets or obligations. The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if the Administrator, any Purchaser Agent or any Purchaser is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by OC Sales had such right and remedies been permitted to be exercised.

(b)    Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified above in Section 2(a), then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were principal debtor in respect thereof and not merely a guarantor and shall be paid by the Performance Guarantor forthwith. The Performance Guarantor further agrees that, to the extent that any Person makes a payment or payments to the Administrator, any Purchaser Agent or any Purchaser in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Person or to the estate, trustee, or receiver of such Person or to any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.
SECTION 3.Reinstatement, etc. The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Administrator, any Purchaser Agent or any Purchaser for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of OC Sales or the SPV), as though such payment had not been made.

SECTION 4.Waiver. The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by OC Sales or by the SPV, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement that the Administrator, any Purchaser Agent, any Purchaser or the SPV exhaust any right or take any action against OC Sales, the SPV, any other Person or any property. The Performance Guarantor warrants to the Administrator (for the benefit of itself, the Purchasers and the Purchaser Agents) that it has adequate means to obtain from OC Sales and the SPV on a continuing basis, all information concerning the financial condition of such entities, and that it is not relying on the Administrator, any Purchaser Agent or any Purchaser to provide such information either now or in the future.

SECTION 5.Subrogation. The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of the Administrator, any Purchaser Agent or any Purchaser against OC Sales and the SPV and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from OC Sales or the SPV which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of all the Guaranteed Obligations.

SECTION 6.Representations and Warranties. The Performance Guarantor represents and warrants to the Administrator, each Purchaser Agent and each Purchaser on the date hereof that:

(a)Existence and Power. The Performance Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where failure to have such licenses, authorizations, consents or approvals would not be reasonably expected to have a Material Adverse Effect on the Performance Guarantor.

(b)Corporate and Governmental Authorization, Contravention. The execution, delivery and performance by the Performance Guarantor of this Performance Guaranty are within the Performance Guarantor’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Performance Guarantor or of any judgment, injunction, order or decree or agreement or other material instrument binding upon the Performance Guarantor or result in the creation or imposition of any lien on assets of the Performance Guarantor.

(c)Binding Effect of Agreement. This Performance Guaranty constitutes the legal, valid and binding obligations of the Performance Guarantor enforceable against the Performance Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)Accuracy of Information. All written information heretofore furnished by the Performance Guarantor to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Performance Guaranty or any other Transaction Document is, taken as a whole, and all such information hereafter furnished by the Performance Guarantor to the Administrator, any Purchaser Agent or any Purchaser in writing pursuant to this Performance Guaranty or any other

Transaction Document will be, taken as a whole, true and accurate in all material respects on the date such information is stated or certified.

(e)Actions, Suits. There are no actions, suits or proceedings pending or, to the best of the Performance Guarantor’s knowledge, threatened against or affecting the Performance Guarantor or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect on the Performance Guarantor.

(f)No Material Adverse Effect. Since December 31, 2010 there has been no Material Adverse Effect on the on the Performance Guarantor.

SECTION 7.Covenant regarding Change in Control. The Performance Guarantor covenants and agrees that, from the date hereof until the date following the Facility Termination Date when all Obligations (as defined in the Receivables Purchase Agreement) have been paid in full, the Performance Guarantor shall not permit a Change in Control to occur.

SECTION 8.Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PERFORMANCE GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS PERFORMANCE GUARANTY, THE PERFORMANCE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE PERFORMANCE GUARANTOR IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PERFORMANCE GUARANTY OR ANY DOCUMENT RELATED HERETO. THE PERFORMANCE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 9.Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrator, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.Expenses. The Performance Guarantor will upon demand pay to the Administrator, the Purchasers Agents and the Purchasers the amount of any and all reasonable expenses, including reasonable attorneys’ fees, costs, expenses and disbursements, which they may incur in connection with the exercise or enforcement of any of their respective rights or interests hereunder.

SECTION 11.Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile) and mailed, sent or delivered to it (a) if to the Administrator, to its address specified for notices in the Receivables Purchase Agreement and (b) if to the Performance Guarantor, to its address set forth below, or in either case, to such other address as the relevant party specified to the other from time to time in writing:

Owens Corning
One Owens Corning Parkway

Toledo, Ohio 43659
Attention:    Treasurer
Telephone:    (419) 248-5934
Facsimile: (419) 325-0934

All such notices and communications shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, and (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 12.No Waiver; Remedies. No failure on the part of the Administrator, any Purchaser Agent, any Purchaser or the SPV to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 13.Continuing Agreement. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the date following the date after the Facility Termination Date when all the Obligations (as defined in the Receivables Purchase Agreement) have been paid in full, (ii) be binding upon the Performance Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrator, the Purchaser Agents, the Purchasers and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) upon any assignment by a Purchaser or Purchaser Agent permitted pursuant to the Receivables Purchase Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Purchasers and Purchaser Agents herein or otherwise. Each of the parties hereto hereby agrees that each of the Purchasers, the Purchaser Agents, the Indemnified Parties and the Affected Persons shall be a third-party beneficiary of this Performance Guaranty.

SECTION 14.GOVERNING LAW. THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK)).

SECTION 15.Effect of Performance Guaranty. This Performance Guaranty amends and restates in its entirety, as of the date hereof, that certain Performance Guaranty, dated as of March 31, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Performance Guaranty”), between the Performance Guarantor and The Bank of Nova Scotia (the “Existing Administrator”). Upon the effectiveness of this Performance Guaranty, the terms and provisions of the Prior Performance Guaranty shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Prior Performance Guaranty by this Performance Guaranty, the Performance Guarantor shall continue to be liable to each of the Purchasers, the Purchaser Agents, the Existing Administrator and the Administrator for the Guaranteed Obligations (as defined in the Prior Performance Guaranty), fees and expenses which are accrued and unpaid under the Prior Performance Guaranty on the date hereof (collectively, the “Prior Performance Guaranty Outstanding Amounts”). To the extent that any rights, benefits or provisions in favor of the Purchasers, the Purchaser Agents, the Existing Administrator or the Administrator existed in the Prior Performance Guaranty and continue to exist in this Performance Guaranty, then such rights, benefits or provisions are reaffirmed and acknowledged to be and to continue to be effective from and after the date of the Prior Performance Guaranty or any applicable portion thereof. The Performance Guarantor agrees and acknowledges that any and all rights, remedies and payment provisions under the Prior Performance Guarantee shall continue and survive the execution and delivery of this Performance Guaranty. Upon the effectiveness of this Performance Guaranty, each reference to the Prior Performance Guaranty in any other document, instrument or agreement shall mean and be a reference to this Performance Guaranty. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Performance Guaranty.

IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

OWENS CORNING

By:    /s/ Brad Lazorka
Name: Brad Lazorka
Title:    Vice President and Treasurer

Accepted as of the
date hereof:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator
By:    /s/ Michael Brown
Name:     Michael Brown
Title:     Senior Vice President